UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On July 30, 2010, Donaldson Company, Inc. (the “Company”) announced that the Company’s Board of Directors has increased the quarterly common stock cash dividend by 4 percent for the second time this year.

The Board declared a regular cash dividend of 12.5 cents per share, payable September 10, 2010 to shareholders of record as of August 20, 2010.  As of June 30, 2010, there were approximately 76,400,000 shares outstanding.  The current declaration is the 220th consecutive quarterly cash dividend paid by Donaldson over a time span of 55 years.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.       Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release, dated July 30, 2010, issued by Donaldson Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 30, 2010

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
	Name:	Norman C. Linnell
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 30, 2010, issued by Donaldson Company, Inc.